                                                                      EXHIBIT 4a

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR ELECTRIC FUEL CORPORATION (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL, WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

         VOID AFTER 5:00 P.M., NEW YORK CITY
         TIME, ON May 3, 2006
         (UNLESS EXTENDED PURSUANT TO SECTION 2 HEREOF)

                                        Right to Purchase 250,000 Shares of
                                        Common Stock, par value $.01 per share

Date: May 3, 2001

                           ELECTRIC FUEL CORPORATION
                        SERIES C STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, CAPITAL VENTURES INTERNATIONAL, or its registered assigns, is entitled to purchase from Electric Fuel Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), at any time or from time to time during the period specified in Section 2 hereof, Two Hundred Fifty Thousand (250,000) fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at an exercise price per share (the "Exercise Price") equal to Three Dollars and Eight Cents ($3.08). The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "Warrants" means this Warrant and other Warrants issued in accordance with Section 7 hereof.

         This Warrant is subject to the following terms, provisions and conditions:

         1.    Manner of Exercise; Issuance of Certificates; Payment for Shares.
               ----------------------------------------------------------------
Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in United States dollars in cash, by certified or official bank check or by wire transfer of immediately available funds for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the holder is effectuating a Cashless Exercise (as defined in Section 11(c) hereof) pursuant to Section 11(c) hereof, delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above or, if such date is not a business date, on the next succeeding business date. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two business days, after this Warrant shall have been so exercised (the "Delivery Period"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof shall be registered in the name of such holder or such other name as shall be designated by such holder, and shall not bear any restrictive legend, unless otherwise required by law. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         If, at any time, a holder of this Warrant submits this Warrant, an Exercise Agreement and payment to the Company of the Exercise Price for each of the Warrant Shares specified in the Exercise Agreement (including pursuant to a Cashless Exercise), and the Company fails for any reason to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such exercise, the number of shares of Common Stock to which the holder is entitled upon such exercise (an "Exercise Default"), then the Company shall pay to the holder payments ("Exercise Default Payments") for an Exercise Default in the amount of (a) (N/365), multiplied by (b) the amount by which the Market Price (as defined in Section 4(l) hereof) on the date the Exercise

Agreement giving rise to the Exercise Default is transmitted in accordance with this Section 1 (the "Exercise Default Date") exceeds the Exercise Price in respect of such Warrant Shares, multiplied by (c) the number of shares of Common Stock the Company failed to so deliver in such Exercise Default, multiplied by
(d) .24, where N = the number of days from the Exercise Default Date to the date that the Company effects the full exercise of this Warrant which gave rise to the Exercise Default. The accrued Exercise Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock, at the holder's option, as follows:

                  (a) In the event holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

                  (b) In the event holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the lower of the Exercise Price or the Market Price (as defined in Section 4(l)) (as in effect at the time of exercise) at any time after the fifth day of the month following the month in which it has accrued.

                       Nothing herein shall limit the holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 3(b) hereof or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

         2.  Period of Exercise. This Warrant is immediately exercisable, at any
             ------------------
time or from time to time on or after the date of initial issuance of this Warrant (the "Issue Date") and before 5:00 p.m., New York City time, on the fifth anniversary of the Issue Date (the "Exercise Period"). The Exercise Period shall automatically be extended by one (1) business day for each day on which the Company is not in compliance with Section 3(b) hereof.

         3.  Certain Agreements of the Company.  The Company hereby covenants
             ---------------------------------
and agrees as follows:

             (a)   Shares to be Fully Paid. All Warrant Shares will, upon
                   -----------------------
issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

             (b)   Reservation of Shares. During the Exercise Period, the
                   ---------------------
Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(f) hereof).

              (c)  Listing. The Company shall promptly secure the listing of the
                   -------
Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

              (d)  Certain Actions Prohibited. The Company will not, by
                   --------------------------
amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

              (e)  Successors and Assigns. This Warrant will be binding upon any
                   ----------------------
entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

              (f)  Blue Sky Laws. The Company shall, on or before the date of
                   -------------
issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (b) subject itself to general taxation in any such jurisdiction or (c) file a general consent to service of process in any such jurisdiction.

         4.   Antidilution Provisions. During the Exercise Period, the Exercise
              -----------------------
Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.

         In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

              (a)    Adjustment of Exercise Price. Except as otherwise provided
                     ----------------------------
in Sections 4(c) and 4(e) hereof, if and whenever during the Exercise Period the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price on the Measurement Date (as such terms are hereinafter defined) (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

                  E'   =   E    x           O + P/M
                                      ---------------------
                                             CSDO

                  where:

                  E'       =       the adjusted Exercise Price;
                  E        =       the Exercise Price on the Measurement Date;
                  M        =       the Market Price on the Measurement Date;
                  O        =       the number of shares of Common Stock
                                   outstanding immediately prior to
                                   the Dilutive Issuance;
                  P        =       the aggregate consideration, calculated as
                                   set forth in Section 4(b)
                                   hereof, received by the Company upon such
                                   Dilutive Issuance; and
                  CSDO     =       the total number of shares of Common Stock
                                   Deemed Outstanding (as defined in Section
                                   4(l)(i)) immediately after the Dilutive


Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 4(a) if such adjustment would result in an increase in the Exercise
Price.

                  (b)     Effect on Exercise Price of Certain Events. For
                          ------------------------------------------
purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

                          (i)    Issuance of Rights or Options. If the Company
                                 -----------------------------
in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price in effect on the Measurement Date ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Market Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof (determined in accordance with the calculation method set forth in (b)(ii) below) at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Below Market Options or upon exercise, conversion or exchange of any Convertible Securities (including Convertible Securities contemplated by Section 4(b)(ii) below) is not, in fact, issued and the rights to exercise such Below Market Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Below Market Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                  (ii)     Issuance of Convertible Securities.
                           ----------------------------------

                           (A)    If the Company in any manner issues or sells
any Convertible Securities, which Convertible Securities do not have a fluctuating conversion or exercise price or exchange ratio, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Market Price in effect on the Measurement Date, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                           (B)     If the Company in any manner issues or sells
any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Market Price on the Measurement Date of such Convertible Security were 75% of the actual Market Price on such Measurement Date (the "Assumed Variable Market Price"). Further, if the Market Price at any time or times thereafter is less then or equal to the Assumed

Variable Market Price last used for making any adjustment under this Section 4 with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Market Price existing at the time of the adjustment required by this sentence.

                      (iii)    Change in Option Price or Conversion Rate. If
                               -----------------------------------------
there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution and except when an adjustment is made pursuant to
(ii)(B) above), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                      (iv)     Calculation of Consideration Received. If any
                               -------------------------------------
Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, after deduction of all commissions, underwriting discounts or allowances and other expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the holder of this Warrant may elect to determine the amount of consideration deemed to be received by the Company therefore by deducting the fair value of any type of securities (the "Disregarded Securities") issued, granted or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this Section 4 for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Company were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the

Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Company for the purposes of determining whether the shares of Common Stock issuable upon conversion of the convertible notes shall be deemed to be issued at a price per share below market price and, if so, for purposes of determining any adjustment to the Exercise Price hereunder as a result of the issuance of the Convertible Securities. The Company shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the holder hereof does not agree to such fair market value calculation within three business days after receipt thereof from the Company, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                 (v)      Issuances Pursuant to Existing Securities. If the
                          -----------------------------------------
Company, at any time during the Exercise Period, issues shares of Common Stock pursuant to any antidilution or similar adjustments contained in a security or instrument outstanding on and including the Issue Date but not included on
Schedule 3(d) of the Securities Purchase Agreement dated as of November 17, 2000 between the Company and the holder (the "Purchase Agreement"), then all shares
                                         ------------------
of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company, at any time during the Exercise Period, issues shares of Common Stock pursuant to any antidilution or similar adjustments contained in a security or instrument without complying with Section 4(s) of the Purchase Agreement, all shares so issued shall be deemed to have been issued for no consideration.

                 (vi)     Exceptions to Adjustment of Exercise Price. No
                          ------------------------------------------
adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on and including the Issue Date and set forth on Schedule 3(d) of the Purchase Agreement in accordance with the terms of such securities or instruments as of such date provided that the Company has complied with Section 4(s) of the Purchase Agreement; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of Common Stock pursuant to warrants issued to holder pursuant to the Purchase Agreement; or (iv) upon exercise of the Warrants.

         (c)  Subdivision or Combination of Common Stock. If the Company, at any
              ------------------------------------------
time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

         (d)  Adjustment in Number of Shares. Upon each adjustment of the
              ------------------------------
Exercise Price pursuant to the provisions of Section 4(c), the number of shares of Common Stock issuable upon exercise of this Warrant at each such Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price .

         (e)  Consolidation, Merger or Sale. In case of any consolidation of the
              -----------------------------
Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder hereof will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder hereof such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company, at any time during the Exercise Period, the holder hereof shall, at its option, have the right to receive, in connection with such transaction, cash consideration equal to the fair market value of this Warrant as determined in accordance with customary valuation methodology used in the investment banking industry.

         (f)  Distribution of Assets. In case the Company shall declare or make
              ----------------------
any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, stock repurchase by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time during the Exercise Period, then the holder hereof shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. If the Company distributes rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with their terms prior to the expiration of the Exercise Period, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the holder hereof receives such securities pursuant to the exercise hereof.

         (g)   Notice of Adjustment. Upon the occurrence of any event which
               --------------------
requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder hereof, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

         (h)   Minimum Adjustment of Exercise Price. No adjustment of the
               ------------------------------------
Exercise Price shall be made in an amount of less than $.01, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $.01.

         (i)   No Fractional Shares. No fractional shares of Common Stock are to
               --------------------
be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

         (j)   Other Notices.  In case at any time:
               -------------

                      (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                      (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                      (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                      (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i),
(ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder hereof.

               (k)  Certain Events. If, at any time during the Exercise Period,
                    --------------
any event occurs of the type contemplated by the adjustment provisions of this
Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant at each such Exercise Price so that the rights of the holder shall be neither enhanced nor diminished by such event.

               (l)  Certain Definitions.
                    -------------------

                    (i) "Common Stock," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

                    (ii) "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Below Market Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Below Market Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Below Market Options), and (y) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                    (iii) "Market Price," as of any date, (i) means the average of the closing bid prices for the shares of Common Stock as reported on the Nasdaq National/SmallCap Market by Bloomberg Financial Markets ("Bloomberg") for the five consecutive business days immediately preceding such date, or (ii) if the Nasdaq National/SmallCap Market is not the principal trading market for the shares of Common Stock, the average of the reported closing bid prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the last sales price reported by

Bloomberg for such period, or (iii) if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg for such period, or if no sale price is so reported for such security, the last bid price of such security as reported by Bloomberg for such period, or (iv) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

               (iv) "Measurement Date" means (i) for purposes of any private offering of securities under Section 4(2) of the Securities Act of 1933, as amended, the date that the Company enters into legally binding definitive agreements for the issuance and sale of such securities, (ii) for purposes of the issuance of securities issuable upon the exercise of any Options, the date of issuance of such options, and (iii) for purposes of any other issuance of securities, the date of issuance thereof.

         5.  Issue Tax. The issuance of certificates for Warrant Shares upon the
             ---------
exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

         6.  No Rights or Liabilities as a Shareholder. This Warrant shall not
             -----------------------------------------
entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         7.  Transfer, Exchange, Redemption and Replacement of Warrant.
             ---------------------------------------------------------

             (a)  Restriction on Transfer. This Warrant and the rights granted
                  -----------------------
to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f) hereof. Each transferee of this Warrant or any portion thereof shall be bound by the selling restrictions set forth in
Section 4(n) of the Purchase Agreement, which Section is incorporated herein by reference. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

             (b)  Warrant Exchangeable for Different Denominations. This Warrant
                  ------------------------------------------------
is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender.

               (c)    Replacement of Warrant. Upon receipt of evidence
                      ----------------------
reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

               (d)    Cancellation; Payment of Expenses. Upon the surrender of
                      ---------------------------------
this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7. The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach of the terms of this Warrant, including costs and expenses (including legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

               (e)    Warrant Register. The Company shall maintain, at its
                      ----------------
principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

               (f)    Additional Restrictions on Exercise or Transfer. In no
                      -----------------------------------------------
event shall the holder hereof have the right to exercise any portion of this Warrant for shares of Common Stock or to dispose of any portion of this Warrant to the extent that such right to effect such exercise or disposition would result in the holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this Section 7(f), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this Section 7(f) may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the holder hereof shall approve, in writing, such alteration, amendment, deletion or change.

         8.    Registration Provisions.
               -----------------------

         I.      DEFINITIONS.  As used herein, the following terms shall have
                 -----------
                 the following meanings:

                  (a) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (b) "Registrable Securities" means (a) the Warrant Shares and
(b) any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing, whether as default payments or otherwise; provided, however, that Registrable Securities shall not include shares of Common Stock that have otherwise been sold to the public.

                  (c)      "Registration Statement" means a registration

statement of the Company
under the Securities Act.

                  (d) "Securities Act" means the Securities Act of 1933, as amended.


         II.      REGISTRATION.
                  ------------

                  (a)   Mandatory Registration. The Company shall prepare
                        ----------------------
promptly and file with the SEC as soon as practicable, but in no event later than the twentieth (20th) day following the Issue Date (the "Filing Date"), a Registration Statement on Form S-3 covering the resale of at least 375,000 Warrant Shares (the "Required Amount"). The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the holder and its counsel prior to its filing or other submission. The holder shall provide its response to the Company within five (5) business days after the receipt thereof.

                  (b) Payments by the Company. The Company shall cause the Registration Statement required to be filed pursuant to Section II(a) hereof to become effective as soon as practicable, but in no event later than the ninetieth (90th) day following the Issue Date (the "Registration Deadline"). At the time of effectiveness, the Company shall ensure that such Registration Statement covers all of the Registrable Securities issuable pursuant to the Warrants (without giving effect to the limitations contained in Section 7(f) above), but not less than the Required Amount (including, if necessary, by filing an amendment prior to the effective date of the Registration Statement to increase the number of shares covered thereby). If (i) (A) the Registration Statement required to be filed by the Company pursuant to Section 8.II(a) hereof is not filed with the SEC prior to the Filing Date (or an amendment or Registration Statement required to be filed pursuant to Section 8.III(b) is not filed by the Additional Filing Deadline) or (B) a Registration Statement (or amendment thereto) covering the Registrable Securities required to be covered by such Registration Statement is not declared effective by the SEC on or before the Registration Deadline (including without limitation a Registration Deadline as provided in Section 8.III(b) below) or (ii) if, after any such Registration Statement has been declared effective by the SEC, sales of any of the Registrable Securities required to be covered by such Registration Statement cannot be made pursuant to such Registration Statement (by reason of a stop order or the Company's failure to update the Registration Statement or any other reason outside the control of the holder) or (iii) the Common Stock is not listed or included for quotation on the Nasdaq National Market ("NNM"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") at any time after the Registration Deadline hereunder, then the Company will make payments to the holder in such amounts and at such times as shall be determined pursuant to this Section 8.II(b) as partial relief for the damages to the holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to the holder an amount equal to the product of (i) Five Hundred Thousand Dollars ($500,000) (the "Aggregate Amount"), multiplied by (ii) one hundredth (.01), for the first thirty (30) day period (or portion thereof) and two hundredths (.02) for each thirty

(30) day period (or portion thereof) thereafter (A) after the Filing Date (or Additional Filing Deadline, if applicable) and prior to the date the Registration Statement or amendment thereto is filed with the SEC pursuant to
Section 8.II(a) or Section 8.III(b), (B) after the Registration Deadline and prior to the date the Registration Statement filed pursuant to Section 8.II(a) or Section 8.III(b) is declared effective by the SEC, and (C) during which sales of any Registrable Securities cannot be made pursuant to any such Registration Statement after the Registration Statement has been declared effective or the Common Stock is not listed or included for quotation on the NNM, NYSE or AMEX; provided, however, that there shall be excluded from each such period any delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the holder) required by the holder in the Registration Statement with respect to information relating to the holder, including, without limitation, changes to the plan of distribution. (For example, if the Registration Statement is not effective by the Registration Deadline, the Company would pay $5,000 for the first thirty
(30) day period (and $10,000 for each subsequent thirty (30) day period thereafter). Such amounts shall be paid in cash. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty
(30) day period.


         III.     OBLIGATIONS OF THE COMPANY.
                  --------------------------

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  (a) The Company shall respond promptly to any and all comments made by the staff of the SEC to the Registration Statement required by Section 8.II(a), and shall submit to the SEC before the close of business on the business day immediately following the business day on which the Company learns (either by telephone or in writing) that no review of such Registration Statement will be made by the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date as soon as practicable. The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of
(i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the holder) may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).

               (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event that the number of shares available under a Registration Statement filed pursuant to this Section 8 is, at any time, insufficient to cover the Registrable Securities issued or issuable (in each case, without giving effect to any limitation on exercise thereof pursuant to Section 7(f) above), the Company shall amend, if permissible, the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover one hundred fifty percent (150%) of the Registrable Securities issued or issuable to the holder (in each case, without giving effect to any limitation on exercise thereof), in each case, as soon as practicable, but in any event within five (5) days (the "Additional Filing Deadline"). The Company shall cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event within ten (10) business days after filing (or within 60 days after the filing of such amendment or new Registration Statement, if reviewed in writing by the SEC) (each such deadline also being a "Registration Deadline")

               (c) The Company shall furnish to the holder and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 8.II(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement, (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the holder.

               (d) The Company shall use its commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the holder who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration

Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided,
                                                                   --------
however, that the Company shall not be required in connection therewith or as a
-------
condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.III(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

               (e) As promptly as practicable after becoming aware of such event, the Company shall notify holder by telephone and facsimile of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the holder as the holder may reasonably request; provided, that for not more than five (5) consecutive trading days (or a total of not more than fifteen (15) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (and may delay updating the applicable prospectus or Registration Statement with respect to such information) the disclosure of which at the time is not, in the good faith opinion of the Company's Board of Directors, in the best interest of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the holder in writing of the existence of (but in no event, without the prior written consent of the holder, shall the Company disclose to the holder any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the holder in writing to cease all sales under such Registration Statement until the end of the Allowed Delay.

               (f) The Company shall use its best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and (ii) to notify the holder of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to the holder as the holder may reasonably request).

               (g) The Company shall permit a single firm of counsel designated by the holder to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC (response to which shall be given to the Company by such counsel within three (3) business days after the receipt thereof), and not file any document in a form to which such counsel reasonably objects.

               (h) The Company shall make generally available (including through the SEC's website) to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule

158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

               (i) The Company shall make available for inspection by (i) the holder, and (ii) one firm of attorneys and one firm of accountants or other agents retained by the holder (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall
                                    --------  -------
hold in confidence and shall not make any disclosure (except to the holder) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 8.III(l). The holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the holder's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

               (j) The Company shall hold in confidence and not make any disclosure of information concerning the holder provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) the holder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such holder, prior to making such disclosure, and allow the holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

               (k)    The Company shall use its best efforts to promptly either
(i) cause all of the Registrable Securities covered by the Registration Statement to be listed on the NNM, NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation of all of the Registrable Securities covered by the Registration

Statement on the NASDAQ SmallCap Market and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

               (l) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

               (m) The Company shall cooperate with the holder to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the holder may reasonably request and registered in such names as the holder may request, and, within three (3) business days after the Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with a copy to the holder), an opinion of such counsel in the form attached hereto as Exhibit 1.
                   ---------

               (n) At the request of the holder, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

               (o) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the SEC).

               (p) From and after the Issue Date, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities which are not Registrable Securities in the Registration Statement filed under Section 8.II(a) or Section 8.III(b) hereof without the consent of the holder.

         IV.    OBLIGATIONS OF THE HOLDER.
                -------------------------

                In connection with the registration of the Registrable Securities, the holder shall have the following obligations:

                (a) It shall be a condition precedent to the obligations of the Company to complete the registration hereunder with respect to the Registrable Securities of the holder that the holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five trading days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the holder of the information the Company requires from the holder.

               (b) The holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

               (c) The holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 8.III(e) or 8.III(f), the holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the holder's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 8.III(e) or 8.III(f) and, if so directed by the Company, the holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary, subject to compliance with applicable laws, the Company shall cause the transfer agent for the Registrable Securities to deliver unlegended shares of Common Stock to a transferee of the holder in accordance with the terms of the Warrants in connection with any sale of Registrable Securities with respect to which the holder has entered into a contract for sale prior to receipt of such notice and for which the holder has not yet settled.

         V.    EXPENSES OF REGISTRATION. All reasonable expenses incurred by the
               ------------------------
Company or the holder in connection with registrations, filings or qualifications pursuant to Sections 8.II and 8.III above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements of one counsel selected by the holder, shall be borne by the Company. In addition, the Company shall pay all of the holders' costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of the holder hereunder.

         VI.   INDEMNIFICATION. In the event any Registrable Securities are
               ---------------
included in a Registration Statement hereunder:

               (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) the holder and (ii) the directors, officers, partners, members, employees and agents of the holder and each person who controls the holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the

Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 8.VI(c) with respect to the number of legal counsel, the Company shall reimburse the holder and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.VI(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and
(iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 8.III(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the holder.

               (b) In connection with any Registration Statement in which the holder is participating, the holder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 8.VI(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the holder expressly for use in connection with such Registration Statement; and subject to
Section 8.VI(c) the holder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided,
                                                                   --------
however, that the indemnity agreement contained in this Section 8.VI(b) shall
-------
not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the holder, which consent shall not be unreasonably withheld; provided, further, however, that the holder shall
                              --------  -------  -------
be liable under this Agreement (including this Section 8.VI(b) and Section 8.VII) for only that amount as does not exceed the net proceeds actually received by the holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the holder.

Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.VI(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it.

               (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8.VI of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 8.VI, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be
             --------  -------
entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The Indemnifying Party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the holder if the holder is entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8.VI, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 8.VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         VII.  CONTRIBUTION. To the extent any indemnification by an
               ------------
indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8.VI to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, as the case may be, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (i) no contribution shall be made
                  --------  -------
under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 8.VI, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         VIII.  ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the holder
                ---------------------------------
hereunder, including the right to have the Company register Registrable Securities hereunder, shall be automatically assignable by the holder to any transferee of Warrants in accordance with the terms hereof. In addition, the Registrable Securities may be pledged, and all rights of the holder hereunder may be assigned, without further consent of the Company, to a bona fide pledgee in connection with the holder's margin or brokerage account.

         9.     Notices. Any notices required or permitted to be given under the
                -------
terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                       If to the Company:

                       ELECTRIC FUEL CORPORATION
                       632 Broadway, Suite 301
                       New York, New York 10012
                       Facsimile:  (212) 529-5800
                       Attn:  Robert S. Erlich
                              Chief Financial Officer

                       with a copy simultaneously transmitted by like means to:

                       HARRIS BEACH LLP
                       130 East Main Street
                       Rochester, New York 14604
                       Facsimile:   (716) 232-6926
                       Attn.:           Thomas Willett, Esq.

                       and to:

                       Yaakov Har-Oz, Adv
                       Vice President and General Counsel
                       Electric Fuel Corporation
                       Western Industrial Park
                       P.O. Box 641
                       Bent Shemesh 99000
                       Israel
                       Tel No.: 972-2-990-6023
                       Fax No.: 972-2-990-6088

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9.

         10.   Governing Law; Jurisdiction. This Warrant shall be governed by
               ---------------------------
and construed in accordance with the laws of the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by certified or registered mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         11.   Miscellaneous.
               -------------

               (a)  Amendments. Except as provided in Section 7(f) hereof, this
                    ----------
Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

               (b)  Descriptive Headings. The descriptive headings of the
                    --------------------
several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

               (c)  Cashless Exercise. Notwithstanding anything to the contrary
                    -----------------
contained in this Warrant, this Warrant may be exercised at any time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price of a share of the Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

               (d)    Business Day. For purposes of this Warrant, the term
                      ------------
"business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                           ELECTRIC FUEL CORPORATION

                                           By: _________________________________
                                               Name:
                                               Title:

                          FORM OF EXERCISE AGREEMENT

        (To be Executed by the Holder in order to Exercise the Warrant)

To:      ELECTRIC FUEL CORPORATION
         632 Broadway, Suite 301
         New York, New York 10012
         Facsimile: (212) 529-5800
         Attn: Yaakov Har-Oz, Vice President
               and General Counsel

         The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of ELECTRIC FUEL CORPORATION, a corporation organized under the laws of the State of Delaware (the "Company"), evidenced by the attached Warrant, and herewith [makes payment of the Exercise Price with respect to such shares in full][elects to effect a Cashless Exercise (as defined in Section 11(c) of such Warrant], all in accordance with the conditions and provisions of said Warrant.

         The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

|_| The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program.

|_| In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

         The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:-----------------                   -------------------------------------
                                                   Signature of Holder

                                          -------------------------------------
                                                   Name of Holder (Print)

                                                   Address:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                              FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:

Name of Assignee                    Address                    No. of Shares
----------------                    -------                    --------------


, and hereby irrevocably constitutes and appoints______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: ---------------------, ----

In the presence of

------------------

                                  Name: ----------------------------


                                         Signature: -----------------------
                                                    Title of Signing Officer
                                                    or Agent (if any):


                                                   ------------------------

                                         Address:  ------------------------

                                                   ------------------------


                                         Note:    The above signature should
                                                  correspond exactly with the
                                                  name on the face of the within
                                                  Warrant.

                                                                  EXHIBIT 1

                                                                         to
                                                                    Warrant

                                    [Date]

[Name and address
of transfer agent]


                           RE:      ELECTRIC FUEL CORPORATION

Ladies and Gentlemen:

         We are counsel to Electric Fuel Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and we understand that [Name of holder] (the "Holder") has purchased from the Company (i) warrants (the "Warrants") to acquire shares of Common Stock. Pursuant to the Warrants, the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Warrants under the Securities Act of 1933, as amended (the "Securities Act"). In connection with such obligations, on __________, 2001, the Company filed a Registration Statement on Form S-3 (File No. 333- _____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder. The Registration Statement was declared effective by the SEC on _____________, 2001.

 [Other customary introductory and scope of examination language to be inserted]

         Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

                                     [Other customary language to be included.]

                                                              Very truly yours,



cc:   [Name of holder]